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                                                                    EXHIBIT 12.1

                        NS GROUP, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

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                                                                      FISCAL YEAR ENDED
                                         ---------------------------------------------------------------------------
                                          SEPTEMBER       SEPTEMBER       SEPTEMBER       SEPTEMBER       SEPTEMBER
                                          29, 1990        28, 1991        26, 1992        25, 1993        24, 1994
                                         -----------     -----------     -----------     -----------     -----------
Earnings Available:
     Income (loss) before income
       taxes, extraordinary items and
       change in accounting
       principle.....................      $19,338        $ (32,576)      $ (19,416)       $(9,278)        $18,875
          Interest charges on debt,
            less interest
            capitalized..............        2,747           16,142          21,797         21,096          20,030
                                         -----------     -----------     -----------     -----------     -----------
               Total available.......      $22,085        $ (16,434)      $   2,381        $11,818         $38,905
                                         ===========     ===========     ===========     ===========     ===========
Fixed Charges:
     Interest charges on debt........      $ 6,946        $  21,675       $  21,797        $21,096         $20,030
                                         ===========     ===========     ===========     ===========     ===========
Ratio of Earnings to Fixed Charges...         3.18x             N/M(1)          N/M(1)         N/M(1)         1.94x
                                         ===========     ===========     ===========     ===========     ===========
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(1) Earnings were insufficient to cover fixed charges by $38,109,000 for fiscal
    1991, $19,416,000 for fiscal 1992 and $9,278,000 for fiscal 1993.

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